MicroVision

Redefining Lidar. Powering Safe Mobility.

2026 Annual Meeting of Shareholders will be held virtually at 9:00 a.m. PT on Friday, July 10, 2026

Dear Fellow Shareholders,

As MicroVision's Annual Meeting of Shareholders quickly approaches, I wanted to share some thoughts on my vision for the Company and how the Board's proposals provide critical support for achieving that vision.

After three decades deeply engaged in the technological advancement of automotive safety, I joined MicroVision as CTO in April 2025 because I believe that lidar-based perception will drive the industry to a higher standard of safety in automotive and mobility applications and because I saw that MicroVision was well positioned to lead this advancement. When I was named CEO in September 2025, I worked with the Board and my team to develop a strategic plan that laid out the steps to achieve that leadership position and transform the lidar industry. Over the ensuing three quarters, we have diligently achieved our initial milestones and feel confident that we have assembled a uniquely expansive product portfolio and industry-leading technical expertise and breadth. As we now aggressively pursue our commercial strategy, and see exciting momentum with customer development programs, evaluations, and integrations, it is critical that we have the tools necessary to propel this work, specifically around capital resources and financial stability.

On June 25th, we hosted a business update to provide an overview of the markets that we are pursuing and convey how our products uniquely address the needs in each of those markets. Following the business update, along with our Board Chair and Executive Vice Chair, we described the Board's perspective on the Annual Meeting proposals and addressed several live and online questions from shareholders.

On June 26th, we released a video so that I could answer overflow questions from the prior day, with a focus on the business and our commercial opportunities. We have heard shareholder concerns and read your questions, and we understand that there are still some open points.

In this letter and the Q&A that follows, I hope to address those open points and give shareholders as much clarity as we can about our vision for MicroVision. We hope our responses will help you better understand the Board's reasoning behind Proposal 2 and Proposal 3. First, as a reminder, these two proposals, which are more fully described in our Proxy Statement and are recommended for approval by our Board, are as follows:

> **<u>Proposal 2</u> seeks shareholder approval of the issuance of shares in connection with our outstanding convertible notes for Nasdaq compliance purposes. Your approval of Proposal 2 allows the Company to conserve cash by continuing to repay the 2026 Convertible Notes using equity rather than being required to make substantial cash payments.**

2026 Annual Meeting of Shareholders will be held virtually at 9:00 a.m. PT on Friday, July 10, 2026

Proposal 3 asks shareholders to authorize the Board to effect a reverse stock split if it deems the action necessary to regain compliance with Nasdaq's listing rules. In addition, in conjunction with effecting a reverse stock split, the Company's authorized shares would be reduced from 510 million to 150 million.

While we provide more context for the Board and management's position in the Q&A that follows this letter, it is important to understand that approval of these proposals will provide critical tools that are necessary for us to execute our commercial strategy. Approval of Proposal 2 allows us to conserve cash that is needed for the business, and approval of Proposal 3 allows us to manage through the Nasdaq compliance risk and continue to focus on aggressively pursuing commercial opportunities and executing our strategic plan.

I urge you to support MicroVision's strategic plan and vote FOR Proposal 2 and FOR Proposal 3

On behalf of the Board of Directors, I would like to express our sincere appreciation for your continued support of MicroVision. We look forward to receiving your proxy and hosting you at our virtual Annual Meeting.

Sincerely,

Glen DeVos

Chief Executive Officer

Your vote is very important. Whether or not you plan to virtually attend the Annual Meeting, please take the time to vote. You can vote quickly and easily over the internet or by telephone (1-800-690-6903), or you can vote by signing, dating, and mailing back your proxy card or voting instruction form in the postage paid envelope included in the proxy mailing.

If you have any questions or need assistance voting your shares, please contact the firm assisting us with the solicitation of proxies: Saratoga Proxy Consulting at (212) 257-1311 or (888) 368-0379 or info@saratogaproxy.com.

Detailed information about the business to be transacted and matters to be acted upon at the Annual Meeting is contained in the proxy materials, previously sent to you by mail or email and that continue to be available at www.proxyvote.com and on the MicroVision website in the "Investors" section under the "SEC Filings" tab.

More Questions & Answers from MicroVision

Thank you to our shareholders for your support and continued interest in MicroVision. Here are answers to some of the common questions you've raised since our Business Update and Shareholder Q&A on June 25, 2026.

1. Why are you proposing a reverse stock split rather than closing and announcing commercial deals so that the stock price increases organically?

This has understandably been a big topic for shareholders, and we want to be very clear about our thinking.

MicroVision is at a turning point. The ultimate goal of our strategic plan is to transform the company into a commercially successful, self-sustaining business that does not need to rely on outside funding sources. We are confident that we will achieve this goal, but it won't be quick and it won't be easy. Our team is leaning into the challenge and aggressively executing on the milestones of our strategic plan, but we cannot have the risk of a Nasdaq delisting derail our progress. It is critical that our Board have the ability to effect a reverse stock split if it deems it to be prudent and in the best interest of shareholders.

Regardless of what our Board determines regarding a reverse stock split, our commercial team will continue to doggedly pursue, develop, and close customer engagements. As appropriate, we will announce deals so that shareholders and the market are apprised of our progress. Effectively executing our commercial strategy creates long-term shareholder value and, to support this value creation, our Board needs the tools necessary to address risks and avoid distractions.

Standing by and waiting to see when and whether our stock price organically brings the company back into Nasdaq compliance is not a strategy and is not a risk that a responsible Board can accept.

2. Why doesn't the reverse stock split proposal include a proportional reduction in authorized shares?

The additional authorized shares are about ensuring we have the flexibility to fund growth, support strategic opportunities, meet existing obligations, and negotiate with customers and commercial partners from a position of strength.

We will continue evaluating all financing alternatives, including customer funding, strategic investments, partnerships, and traditional financing, and will pursue the options that create the greatest long-term value for shareholders. To the extent that our Board determines that new capital is necessary to fund our strategic plan, we will be intentional and disciplined, and will consider the dilutive impact. Our objective is not to mindlessly raise new capital and dilute shareholders. Our objective is to put MicroVision in the strongest possible position to execute our commercial strategy.

Ultimately, capital only has value if it enables commercial success. Our responsibility is to deploy capital thoughtfully, execute our strategy, and generate returns that outweigh the cost of that capital.

3. What is the path to profitability for MicroVision?

Our strategy has shifted from pursuing singular, high stakes, long-term promises to building multiple, profitable, near-term revenue opportunities across several markets.

Today, we have products shipping, customers evaluating our technology, development programs underway, reseller channels expanding, and multiple commercial engagements progressing simultaneously. We expect revenue to come from a combination of product sales, engineering services, software development, and recurring software support as deployments scale.

While we cannot provide preliminary financial results or disclose revenue before our quarterly earnings process, we remain focused on delivering against the guidance we've provided and converting today's commercial engagements into larger production opportunities over time.

The business has already moved beyond being a pure R&D company. We are now focused on executing as a commercial operating company.

4. What more can you tell us about measurable commercial momentum and why don't you announce customer names?

We're encouraged by the momentum we're seeing across our commercial pipeline.

Today, we're working with more than 100 customers across multiple industries and at various stages of engagement – from early evaluations to software integration, development agreements, and production planning. Not every opportunity will become a production program, but our strategy is to build a robust pipeline that creates multiple paths to revenue rather than relying on one or two large opportunities.

We understand shareholders want customer names, and we want to disclose them. However, many of our customers consider these programs competitively sensitive and require confidentiality. We will continue sharing as much information as we can while respecting those relationships – disclosing a name is not worth harming a customer relationship that we've worked hard to build. As customers are ready, we'll absolutely share those names.

5. The industrial industry work sounds promising. How big can it become?

Industrial represents one of the most significant growth opportunities for MicroVision.

Unlike automotive, many industrial markets have shorter development cycles, faster purchasing decisions, and opportunities to deploy today. We're pursuing applications across autonomous equipment, robotics, infrastructure, logistics, mining, construction, agriculture, security, traffic management, and emerging physical AI platforms.

Our strategy isn't centered around a single customer or application. It's about creating a scalable perception platform that can serve multiple industries with sensors, perception software, and recurring software capabilities. We believe this diversified approach creates a larger addressable market and a more resilient business over time.

6. Is automotive still a focus? Are there still OEM RFQs that you're participating in?

Automotive absolutely remains part of our long-term strategy.

The industry has evolved significantly over the past few years, with OEMs placing much greater emphasis on cost, manufacturability, financial stability, and complete solutions. Our Lidar 2.0 strategy reflects that new reality.

We're continuing to engage with OEMs and Tier 1 suppliers while leveraging the expanded portfolio we've built through our acquisitions. Automotive programs naturally have long decision cycles, but we believe our broader portfolio, stronger commercial organization, and diversified business make us a more attractive long-term partner than we've been previously.

Our strategy is no longer dependent on winning a single automotive nomination – it is one important part of a much broader business.

7. What's the status of MicroVision assets like MAVIN? Have legacy assets been abandoned?

One of our most valuable assets is the breadth of our technology portfolio.

MAVIN and our augmented reality intellectual property continue to be important parts of our technology ecosystem. As our commercial strategy has evolved, we've chosen to prioritize the products and markets generating customer demand today, including MOVIA, HALO, IRIS, and our FMCW technology.

That doesn't mean we've abandoned our legacy technologies. We continue to evaluate opportunities for licensing, partnerships, commercialization, or other strategic alternatives where they can create shareholder value. Our responsibility is to allocate resources where they generate the greatest commercial return while preserving the long-term value of our intellectual property.

8. Do you feel we have a truly differentiated product portfolio? What is the market saying about Movia S?

What sets MicroVision apart is our ability to create value for customers through a portfolio of hardware and perception software solutions.

Rather than offering a single sensor, we now provide solutions spanning short-range, long-range, ultra-long-range, and FMCW technologies, supported by perception software and advanced semiconductor capabilities. This allows us to solve customer problems across multiple industries and applications.

We're also continuously reducing cost through design optimization, manufacturing efficiencies, common architectures, and scalable production methods. Long term, we believe success comes from delivering complete perception solutions, not simply selling hardware, and that's exactly where our roadmap is headed.

9. How meaningful is the opportunity in Defense?

Security & defense represent strategic growth markets for MicroVision.

We're actively pursuing opportunities across defense, security, unmanned systems, critical infrastructure, and government-funded programs. These opportunities often require lengthy qualification processes, certifications, and customer-specific approvals, so commercial timelines can vary.

As programs advance, we'll continue communicating meaningful milestones whenever we're able. We believe our technology, supply chain, and expanding product portfolio position us well to support security and defense applications over the long term.

10. Why should we believe this leadership team succeeds where prior teams failed?

We recognize that leadership is ultimately measured by execution.

Over the past year we've strengthened the leadership team with executives who have successfully commercialized lidar technologies and built global businesses. These are experienced leaders who chose to join MicroVision because they believe in both the technology and the opportunity ahead.

We also understand that trust isn't earned through presentations or promises. It's earned through customer wins, revenue growth, disciplined financial management, and delivering on the commitments we make. We are confident in our leadership and our team's ability to deliver, and we intend to earn trust by methodically achieving the milestones that comprise our strategic plan.

11. Why should I believe this time is different?

We recognize that many shareholders have been with MicroVision for a long time and have been frustrated with the Lidar 1.0 approach. We appreciate that frustration and hope that shareholders see that we have put

MicroVision on a different path.

What makes today different is that the company itself is fundamentally different. We have a broader portfolio; diversified end markets; expanding commercial activity; seasoned, clear-eyed, and focused leadership; and a strategy built around generating revenue today rather than relying on a single future event.

Ultimately, we know trust won't be rebuilt through words. It will be rebuilt through consistent execution, growing revenue, improving financial performance, and creating long-term shareholder value. Successful execution of our strategic plan will deliver on each of these goals, and we believe we have the team and tech to make it happen.

12. Will we remain listed without destroying shareholder value?

Maintaining our Nasdaq listing is important to the company, our customers, our partners, and our shareholders.

We're actively pursuing multiple paths to maintain compliance, including improving business performance, executing commercially, and creating shareholder value that supports the share price. The reverse split provides flexibility and is one of several tools that need to be available to the Board. As our Board Chair noted on June 25, the experience of other lidar companies is instructive: Aeva and Ouster each completed reverse stock splits and went on to create substantial market value through business execution and improved market confidence.

Our focus remains on building the business in a way that naturally supports long-term valuation while preserving access to the capital markets when needed.

13. How will MicroVision recognize and reward long-time, loyal shareholders?

MicroVision's leadership is laser focused on building and maximizing the long-term value of the company. For those who are holding long positions in MVIS, like our management team and Board members, long-term value creation of MicroVision should, depending on various market factors, equate to an increase in the per-share value of MVIS shares held today. By focusing on the business and diligently executing our strategic objectives, we believe that MicroVision stock can become a less volatile and more compelling investment for a wide range of investors. A more valuable MicroVision, even with some reasonable level of dilution, increases market capitalization and value to shareholders.

Management and the Board are sincerely grateful to the MicroVision shareholders who have supported the company by investing and holding shares throughout its past 30 years as a public company. MicroVision would not be here today without that support and loyalty. Throughout those three decades, MicroVision has developed innovative, cutting-edge technologies with varying degrees of commercial success.

Now, with seasoned leadership executing on an actionable strategic plan supported by an expansive product portfolio, the right technology, and a talented team, MicroVision is well positioned for success in its transition to profitability and value creation. We hope that our long-time shareholders will join us on this journey.